SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest reported): September 23, 2004

                       Advantage Capital Development Corp.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                 000-50413                         87-0217252
         (Commission File Number)     (IRS Employer Identification No.)

                 2999 N.E. 191st Street, PH2 Aventura, FL 33180
               (Address of Principal Executive Offices)(Zip Code)

                                 (866) 820-5139
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE
On September 23, 2004, Advantage Capital Development Corp issued a press release announcing that it has submitted its responses to the comments issued by the NASD for its Form15c211 filing with the NASD to re-list its stock on the Over-the-Counter Bulletin Board (OTCBB). The Company believes that it meets all the necessary requirements for the OTCBB listing and that the Bulletin Board listing will provides better liquidity for its stock. While the Company has always been a fully reporting company, this listing can remove the stigma the Company believes is created by the Pink Sheet listing and will make its stock more accessible to brokerage firms and individual investors.
Based on the recent changes in the structure of Company as a regulated business development company (BDC), the Company believes it can, if it is successful with its financing efforts and execution of its business plan, position itself for an exchange listing in the future. The Company believes that while there is no guarantee of a listing on either Nasdaq or Amex, it is clearly one of the Company's medium-term goals.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired:

         None

(b) Exhibits

Number            Exhibit
------            -------

10.1              Press Release


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ADVANTAGE CAPITAL
                                             DEVELOPMENT CORP.

                                             By:  /s/ Jeff Sternberg
                                                  -----------------------------
                                                      Jeff Sternberg, President

September 27, 2004